Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 of Everest Reinsurance Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”), filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. ss. 1350, as enacted by section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 17, 2004

/s/ JOSEPH V. TARANTO
Joseph V. Taranto
Chairman and Chief
Executive Officer

/s/ STEPHEN L. LIMAURO
Stephen L. Limauro
Executive Vice President
and Chief Financial Officer